STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 23, 2008

Job Number: C20080123-1951
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20080044917-85	Merge In	8 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080044917-85
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/23/2008 12:00 PM
	Entity Number E0623972007-9

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

China TechTeam, Inc.
Name of merging entity

State of Nevada — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

Discovery Technologies, Inc.
Name of surviving entity

State of Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A 200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

China TechTeam, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Discovery Technologies, Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The Articles of Incorporation of the surviving corporation upon the Effective Date of the Merger shall be amended to read in its entirety as follows:

"ARTICLE I
The name of this corporation shall be CHINA GREEN AGRICULTURE, INC."

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** 2/5/08

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

China TechTeam, Inc.
Name of merging entity

X
Signature | Chief Executive Officer
Title | Date 2008.1.21

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Discovery Technologies, Inc.
Name of surviving entity

X
Signature | Chief Executive Officer
Title | Date 2008.1.21

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

PLAN OF MERGER

PLAN OF MERGER approved on 1/21, 2008 by DISCOVERY TECHNOLOGIES, INC. ("Discovery"), which is a business corporation organized under the laws of the State of Nevada, and which is subject to the provisions of Chapter 78 of the Nevada Revised Statutes, and by resolution adopted by its Board of Directors on said date.

1. China TechTeam, Inc. ("China TechTeam"), a business corporation organized under the laws of the State of Nevada, and which is subject to the provisions of Chapter 78 of the Nevada Revised Statutes, shall, pursuant to Nevada Revised Statutes 92A.180 Section 1, be merged with and into its parent company, Discovery, which shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") (the "Merger") upon the effective date as designated in the Articles of Merger (the "Effective Date"), and which shall continue to exist as said Surviving Corporation under a new name "CHINA GREEN AGRICULTURE, INC." pursuant to Nevada Revised Statutes ("NRS") 92A.180 Section 5. The separate existence of China TechTeam (sometimes hereinafter referred to as the "Terminating Corporation"), shall cease upon the Effective Date in accordance with the said provisions of Nevada Revised Statutes.

The Articles of Incorporation of the Surviving Corporation upon the Effective Date of the Merger shall be amended to read in its entirety as follows:

" **ARTICLE I**

The name of this corporation shall be CHINA GREEN AGRICULTURE, INC."

and the remaining articles of the Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

2. The bylaws of the Surviving Corporation as in force and effect upon the Effective Date of the Merger shall continue to be the bylaws of said Surviving Corporation and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

3. The directors and officers in office of the Surviving Corporation upon the Effective Date of the Merger shall continue to be the members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

4. The manner of converting the outstanding shares of the capital stock of the Terminating Corporation into the shares of the Surviving Corporation shall be that each share of common stock of the Terminating Corporation, which is held by the Surviving Corporation, and all rights in respect thereto, shall forthwith cancelled. Each share of common stock of the Surviving Corporation, which shall be issued and outstanding on the Effective Date, shall remain as they are prior to the Effective Date.

5. The Terminating Corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the Nevada Revised Statutes, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

6. The Board of Directors and the proper officers of the Terminating Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the Merger herein provided for.